SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: January 10, 2006

(Date of earliest event reported)

OVERSEAS PARTNERS LTD.

(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-0788

Not Applicable

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

The Board of Directors of Overseas Partners Ltd., based upon recommendations of the Compensation Committee of the Board of Directors and in accordance with the Statements of Employment of the executive officers listed below, has approved the following annual executive officer bonuses for 2005. Such amounts will be paid on or about January 20, 2006.

Name	Annual Bonus
Mark R. Bridges	$562,500

Lynda A. Davidson Leader	$90,313

Chris Fleming	$65,500

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 10, 2006, the following executive officers were each given notice of the termination of their employment with the Company, effective February 10, 2006. This action is consistent with previously announced plans to liquidate the Company.

Name	Title
Mark R. Bridges	President, Chief Executive Officer and Chief Financial Officer

Lynda A. Davidson Leader	SVP Director of Operations

Chris Fleming	VP, Chief Accounting Officer

As a result of the notice of the termination, each of the specified executive officers will be entitled to receive the retention awards and severance benefits as set out in their current Statements of Employment. Such Statements of Employment are disclosed in Exhibit 10(d) to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2004, which is incorporated herein by reference. The retention awards and severance benefits will be paid on or about January 20, 2006, subject to each executive officer signing a general release and separation agreement in accordance with the Company’s customary practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: January 13, 2006	OVERSEAS PARTNERS LTD.
(Registrant)

	BY:	/S/ MARK R. BRIDGES
Mark R. Bridges
President and Chief Executive Officer